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                                                                    EXHIBIT 23.4



                 CONSENT OF ROBERT W. BAIRD & CO. INCORPORATED


In connection with the proposed merger of Citizens National Bancorp, Inc., Darlington, Wisconsin into F & M Merger Corporation, a wholly owned subsidiary of F&M Bancorporation, Inc., in accordance with the Plan and Agreement of Merger and Reorganization, as amended, among F&M Bancorporation, Inc., F&M Merger Corporation and Citizens National Bancorp, Inc., the undersigned, acting as an independent financial advisor to the Board of Directors of Citizens National Bancorp, Inc., hereby consents to the reference to our firm in the Post-Effective Amendment No. 1 to Form S-4 Registration Statement and Joint Proxy Statement/Prospectus included therein and the inclusion of our fairness opinion as an exhibit to the Registration Statement and Joint Proxy Statement/Prospectus.

Dated: June 24, 1997
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                                              ROBERT W. BAIRD & CO. Incorporated



                                              By: /s/ Bernard E. Adee
                                                  --------------------
                                                  Bernard E. Adee
                                                  First Vice President